                                [ LOGO ]Gentiva
                                        Health Services


                                                         May 31, 2002



Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders of Gentiva Health Services, Inc. to be held on Friday, June 28, 2002 at 9:30 a.m. at the Fleet Auditorium located at 300 Broad Hollow Road, Melville, New York 11747-8943. This will be the first annual meeting of Gentiva Health Services as a pure home health services company, following the sale of Gentiva's specialty pharmaceutical services business to Accredo Health, Incorporated.

      Details about the meeting, nominees for the Board of Directors and other matters to be acted upon are presented in the Notice of Annual Meeting and Proxy Statement that follow. We would appreciate your signing, dating and returning the enclosed proxy in the envelope provided for that purpose so that your shares may be represented and voted at the Annual Meeting.

      Thank you for your continued support, and we look forward to greeting you personally if you are able to be present.


                                           Sincerely,



                                           /s/ Edward A. Blechschmidt
                                           ---------------------------
                                           Edward A. Blechschmidt
                                           CHAIRMAN,
                                           PRESIDENT AND
                                           CHIEF EXECUTIVE OFFICER

                          GENTIVA HEALTH SERVICES, INC.

                           3 HUNTINGTON QUADRANGLE 2S
                         MELVILLE, NEW YORK 11747-8943

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 28, 2002
                           ---------------------------

      The Annual Meeting of Shareholders of Gentiva Health Services, Inc., a Delaware corporation (the "Company"), will be held on Friday, June 28, 2002, at 9:30 a.m., New York time, at the Fleet Auditorium located at 300 Broad Hollow Road, Melville, New York 11747-8943 for the following purposes:

      1.    To elect three directors, each to serve for a term of three years;

      2. To consider and vote upon a proposal to ratify and approve the appointment by the Board of Directors of PricewaterhouseCoopers LLP, as independent accountants of the Company for the fiscal year ending December 29, 2002; and

      3. To transact such other business as may properly come before the meeting or any adjournments thereof.

      Only shareholders of record at the close of business on April 29, 2002 are entitled to notice of and to vote at such meeting or any adjournments thereof.


                                     By Order of the Board of Directors



                                     /s/ Patricia C. Ma
                                     -----------------------------------
                                     Patricia K. Ma
                                     SENIOR VICE PRESIDENT, GENERAL COUNSEL AND
                                     SECRETARY


Dated: May 31, 2002
Melville, New York

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY. A STAMPED REPLY ENVELOPE IS ENCLOSED FOR THAT PURPOSE. IF YOU DO ATTEND AND DECIDE TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY.

                                [ LOGO ]Gentiva
                                        Health Services


                                 PROXY STATEMENT

      The 2002 Annual Meeting of Shareholders of Gentiva Health Services, Inc. (the "Company" or "Gentiva") will be held on Friday June 28, 2002, at 9:30 a.m. at the Fleet Auditorium, located at 300 Broad Hollow Road, Melville, New York 11747-8943 for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is soliciting proxies to be used at the Annual Meeting and any adjournment and is furnishing this Proxy Statement and the accompanying proxy in connection with its solicitation. Only shareholders of record at the close of business on April 29, 2002 are entitled to vote at such meeting. This Proxy Statement and the accompanying proxy are first being sent or given to shareholders on or about May 31, 2002.

      A shareholder who executes and returns the accompanying proxy may revoke it at any time before it is voted by giving notice in writing to the Secretary of the Company, by granting a subsequent proxy or by appearing in person and voting at the meeting. Any shareholder attending the meeting and entitled to vote may vote in person whether or not the shareholder has previously submitted a proxy. Where no instructions are given, proxies will be voted for the nominees for directors set forth in this Proxy Statement and in favor of the other proposal described herein.

      At the close of business on April 29, 2002, the record date for determining shareholders entitled to vote at the Annual Meeting, 26,085,902 shares of the Company's Common Stock ("Common Stock") were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. A majority of all the shares entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting, and an inspector of election appointed for the meeting shall determine whether a quorum is present. Proxies marked as abstentions and "broker non-votes" (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner on a particular matter and such nominee does not possess or choose to exercise its discretionary voting authority) are counted in determining whether a quorum is present. Proxies marked as abstentions will have the effect of a negative vote. "Broker non-votes" will have no effect on the vote. Votes are counted by EquiServe Trust Company, N.A., the Company's independent transfer agent and registrar.

      The Company, whose principal executive offices are located at 3 Huntington Quadrangle 2S, Melville, New York 11747-8943, was incorporated in Delaware in August 1999 in contemplation of its split-off (the "Split-Off") from Olsten Corporation ("Olsten"), which was effective on March 15, 2000.

      A copy of the 2001 Annual Report to Shareholders, including a copy of the Company's 2001 Form 10-K, as amended, is also being mailed to you herewith. The Annual Report is not deemed part of the soliciting material for the proxy.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors shall consist of three classes of directors with overlapping three-year terms and that number of directors in each of the three classes shall be as nearly equal as possible. The Company's Board of Directors currently consists of eight members. Each class of directors is elected in a different year for a term extending to the Annual Meeting to be held three years later.

      Three directors are to be elected at the 2002 Annual Meeting to serve for terms ending at the 2005 Annual Meeting. Two of the directors in Class II, Edward A. Blechschmidt and Raymond S. Troubh, are standing for re-election at this year's Annual Meeting, and Ronald A. Malone is a new candidate for election. Steven E. Grabowski, currently a director in Class II, is not standing for re-election.

      The vote of a plurality of the shares of Common Stock present or represented and entitled to vote at the meeting is required for election as a director. Proxies will be voted at the meeting (unless authority to do so is withheld) for the election as directors of the three nominees. If for any reason any of the nominees is not a candidate (which is not expected) when the election occurs, the proxies may be voted for a substitute nominee or nominees. The Board of Directors recommends that shareholders vote FOR the election of each of these nominees.

INFORMATION AS TO NOMINEES FOR DIRECTORS AND CONTINUING DIRECTORS

      The following information, as reported to the Company, is shown below for each nominee for director and each continuing director: name, age and principal occupation; period during which he or she has served as a director; position, if any, with the Company; certain business experience; other directorships held; and the committees of the Board of Directors on which the nominee or continuing director serves.

NOMINEES FOR WHOM PROXIES WILL BE VOTED

CLASS II - NOMINEES FOR DIRECTORS WITH TERMS EXPIRING IN 2005

Edward A. Blechschmidt .......  Mr. Blechschmidt has served as president, chief executive officer and chairman of the board of directors of the Company since November 1999. He served as the chief executive officer and a director of Olsten Corporation from February 1999 until March 2000. He was also the president of Olsten Corporation from October 1998 until March 2000 and served as the chief operating officer of Olsten Corporation from October 1998 to February 1999. From August 1996 to October 1998 he was president and chief executive officer of Siemens Nixdorf Americas, an information technology company. Following the closing of the sale of the Company's specialty pharmaceutical services business, Mr. Blechschmidt will no longer serve as an executive officer of the Company or as chairman of the board of directors. Mr. Blechschmidt is 49 years old.

Ronald A. Malone .............  Mr. Malone has served as executive vice president of the Company since March 2000 and as President of the Company's Home Health Services Division since January 2001. Following the closing of the sale of the Company's specialty pharmaceutical services business, Mr. Malone will become the Company's new chief executive officer, and it is anticipated that, if elected to the board, he will serve as the chairman of the board of directors. Prior to joining the Company, he served in various positions with Olsten Corporation including executive vice president of Olsten and president, Olsten Staffing Services, United States and Canada, from January 1999 to March 2000. From 1994 to December 1998, he served successively as Olsten's senior vice president, southeast division; senior vice president, operations; and executive vice president, operations. Mr. Malone is 47 years old.

Raymond S. Troubh ............  Mr. Troubh has served as a director of the
                                Company and a member of the Human Resources and Compensation Committee of the Board since November 1999 and as a member of the Audit Committee of the Board since May 2000. He served as a director of Olsten Corporation from 1993 until March 2000. He has been a financial consultant for more than five years. He is a director of ARIAD Pharmaceuticals, Inc., Diamond Offshore Drilling Inc., Enron Corp., General American Investors Company, Health Net, Inc., Hercules Incorporated, Triarc Companies and WHX Corporation. Mr. Troubh became a director of Enron Corp. in November 2001. He is also a Trustee of Petrie Stores Liquidating Trust. Mr. Troubh is 76 years old.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE NOMINEES.

DIRECTORS WHOSE TERM OF OFFICE DOES NOT EXPIRE AT THIS MEETING

CLASS III - CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2003

Stuart R. Levine .............  Mr. Levine has served as a director of the
                                Company and a member of the Human Resources and Compensation Committee of the Board since November 1999. He served as a director of Olsten Corporation from 1995 until March 2000. Since June 1996 he has served as the chairman and chief executive officer of Stuart Levine and Associates LLC, an international consulting and training company. From September 1992 to June 1996 he was chief executive officer of Dale Carnegie & Associates, Inc. He is the author of the best seller, THE LEADER IN YOU. Mr. Levine currently serves as a trustee of North Shore - LIJ Health System, and for 15 years, until 1995, he served as a vice chairman of North Shore Hospital. Mr. Levine is 55 years old.

Stuart Olsten ................  Mr. Olsten has served as a director of the
                                Company since November 1999. He served as a director of Olsten Corporation from 1986 until March 2000. From February 1999 until March 2000 he was the chairman of the board of directors of Olsten Corporation. He was vice chairman of Olsten Corporation from August 1994 to February 1999 and was president of Olsten Corporation from April 1990 to February 1999. Since April 2001, he has been chairman of Olsten Venture Partners, which acquires and manages companies in the food service industry. He is the brother-in-law of Mr. Steven Grabowski, a director of the Company. Mr. Olsten is 50 years old.

CLASS I - CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2004

Victor F. Ganzi ..............  Mr. Ganzi has served as a director of the
                                Company and Chairman of the Audit Committee of the Board since November 1999. He served as a director of Olsten Corporation from 1998 until March 2000. He has been executive vice president of The Hearst Corporation, a diversified communications company with interests in magazine, newspaper and business publishing and television and radio stations, since March 1997, and its chief operating officer since March 1998. From 1992 to 1997, at various times, Mr. Ganzi served as Hearst's senior vice president, chief financial officer and chief legal officer. From March 1995 until October 1999 he was group head of Hearst's Books/Business Publishing Group. Mr. Ganzi will assume the position of president and chief executive officer of Hearst in June 2002. He is a director of Hearst-Argyle Television, Inc. Mr. Ganzi is 55 years old.

Josh S. Weston ...............  Mr. Weston has served as a director of the
                                Company and Chairman of the Human Resources and Compensation Committee of the Board since November 1999. He served as a director of Olsten Corporation from 1995 until March 2000. Since May 1998, he has been honorary chairman of Automatic Data Processing, Inc., a provider of computerized transaction processing, data communication and information services. He was chairman of Automatic Data Processing, Inc. from 1982 to April 1998 and was its chief executive officer from 1982 to August 1996. He is a director of Aegis Communications, Inc., Automatic Data Processing, Inc., Exult Inc., J. Crew Inc. and Russ Berrie Corp. and a trustee of Atlantic Health Systems, Inc. Mr. Weston is 73 years old.

Gail Wilensky ................  Dr. Wilensky has served as a director of the
                                Company and a member of the Audit Committee of the Board since March 2000. She is currently the John M. Olin Senior Fellow at Project HOPE, an international health foundation, and Co-Chair of the President's Task Force To Improve Healthcare Delivery For Our Nation's Veterans. From
                                1997 - 2001, she chaired the Medicare Payment Advisory Commission. She served as deputy assistant to President George H. Bush for policy development from March 1992 to January 1993 and as administrator of the Health Care Financing Administration from January 1990 to March 1992. She is an elected member of the Institute of Medicine and serves as a trustee of the Combined Benefits Fund of the United Mineworkers of America and the Research Triangle Institute. She is an advisor to the Robert Wood Johnson Foundation and The Commonwealth Fund. She is a director of Advanced Tissue Sciences, ManorCare, Quest Diagnostics, Syncor International and United HealthCare. Dr. Wilensky is 58 years old.

BOARD OF DIRECTORS AND COMMITTEES

      The Board of Directors manages or directs the management of the business and affairs of the Company. During the past fiscal year, the Board held five regularly scheduled and special meetings. The Board has established two standing committees, an Audit Committee and a Human Resources and Compensation Committee, whose principal functions are briefly described below. None of the members of either committee is an employee or officer of the Company, and none has a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has no standing nominating committee. During 2001, each incumbent director attended at least 75% of the aggregate number of meetings held by the Board and all committees on which the director served.

AUDIT COMMITTEE

      The principal functions and responsibilities of the Audit Committee are:

      o overseeing Gentiva's internal control structure, financial reporting and legal and compliance program;

      o reviewing and selecting an independent accounting firm, subject to Board of Directors and shareholder ratification, to audit Gentiva's financial statements;

      o receiving and acting on reports and comments from Gentiva's independent accountants;

      o reviewing significant accounting principles employed in Gentiva's financial reporting;

      o reviewing and recommending inclusion of the annual financial statements in Gentiva's annual report on Form 10-K;

      o maintaining direct lines of communication with the Board of Directors and Gentiva's management, internal auditing staff and independent accountants; and

      o reporting to the Board of Directors a summary of its findings and recommendations.

      Mr. Ganzi served as the Chairman, and Mr. Troubh and Dr. Wilensky served as members, of the Audit Committee; the committee met five times in 2001.

HUMAN RESOURCES AND COMPENSATION COMMITTEE

      The principal functions and responsibilities of the Human Resources and Compensation Committee are:

      o overseeing and administering Gentiva's executive compensation policies, plans and practices;

      o establishing and adjusting from time to time compensation for the President and Chief Executive Officer, and the other executive officers and senior management;

      o authorizing the issuance of stock options in connection with the administration of Gentiva's stock plans;

      o overseeing succession planning for the Chief Executive Officer and other key executives; and

      o reporting to the Board of Directors a summary of its findings and recommendations.

      Mr. Weston served as Chairman, and Messrs. Levine and Troubh served as members, of the Human Resources and Compensation Committee; the Committee met five times in 2001.

COMPENSATION OF DIRECTORS

      Each non-employee member of the Board of Directors receives an annual retainer fee of $25,000, up to half of which may be paid in cash on a quarterly basis with the remainder paid in shares of the Company's Common Stock. Non-employee directors may also defer the portion of their annual retainer fee paid in shares into a share unit account. In addition, any non-employee directors who serve as chairperson of a committee of the Board receive $2,000 annually for acting as chairperson. Non-employee directors also receive $1,000 for each Board or committee meeting they attend ($500 if attendance is by telephone). All directors, regardless of whether or not they are employees of the Company, receive reimbursement for out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors. After joining the Board, each non-employee director received stock options exercisable for up to 5,000 shares of the Company's Common Stock, with any future grants to be determined by the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of April 29, 2002, the amount of beneficial ownership of Gentiva's Common Stock by the executive officers of Gentiva who are named in the Summary Compensation Table; each director and nominee for director; each beneficial owner of more than five percent of Gentiva's Common Stock; and all executive officers and directors of Gentiva as a group. For the purpose of the table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days after such date through the exercise of options or exchange or conversion rights, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.


                                                                            AMOUNT OF SHARES OF
                                                                              COMMON STOCK AND       PERCENT OF CLASS
                                                                            NATURE OF BENEFICIAL      OWNED (IF MORE
NAME OF BENEFICIAL OWNER                                                    OWNERSHIP(1)(2)(3)(4)         THAN 1%)
-------------------------                                                   ---------------------    -----------------
Edward A. Blechschmidt . . . . . . . . . . . . . . . . . . . . . . .               589,464                  2.2%
John J. Collura. . . . . . . . . . . . . . . . . . . . . . . . . . .                66,703                   --
E. Rodney Hornbake . . . . . . . . . . . . . . . . . . . . . . . . .                18,334                   --
Ronald A. Malone . . . . . . . . . . . . . . . . . . . . . . . . . .                70,703                   --
Robert J. Nixon. . . . . . . . . . . . . . . . . . . . . . . . . . .               104,947                   --
Victor F. Ganzi. . . . . . . . . . . . . . . . . . . . . . . . . . .                45,257                   --
Steven E. Grabowski(5) . . . . . . . . . . . . . . . . . . . . . . .             1,371,706                  5.3
Stuart R. Levine . . . . . . . . . . . . . . . . . . . . . . . . . .                34,824                   --
Stuart Olsten(6) . . . . . . . . . . . . . . . . . . . . . . . . . .             1,541,927                  5.9
Raymond S. Troubh(7) . . . . . . . . . . . . . . . . . . . . . . . .               136,021                   --
Josh S. Weston . . . . . . . . . . . . . . . . . . . . . . . . . . .                 7,800                   --
Gail Wilensky. . . . . . . . . . . . . . . . . . . . . . . . . . . .                 7,562                   --
Cheryl Olsten(8) . . . . . . . . . . . . . . . . . . . . . . . . . .             1,371,706                  5.3
Steinberg Priest Capital Management Company, Inc.(9) . . . . . . . .             1,671,873                  6.4
12 East 49th Street
New York, NY
All executive officers and directors as a group (18 persons) . . . .             3,481,184(10)             13.0

----------------
(1) Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.
(2) Includes beneficial ownership of the following number of shares that may be acquired upon exercise of presently exercisable stock options under Gentiva's stock option plans: Mr. Blechschmidt - 389,464; Mr. Collura - 35,000; Dr. Hornbake - 11,666; Mr. Malone - 39,070; Mr. Nixon - 71,816;
      Mr. Ganzi - 5,000; Mr. Grabowski - 5,000; Mr. Levine - 5,000; Mr. Olsten - 5,000; Mr. Troubh - 5,000; Mr. Weston - 5,000; and Dr. Wilensky - 5,000.

(3) Includes beneficial ownership of the following number of whole shares acquired and currently held under Gentiva's Employee Stock Purchase Plan:
      Mr. Collura - 341; Mr. Malone - 3,212; and Mr. Nixon - 2,115.
(4) Includes beneficial ownership of the following number of shares representing the equivalent of units deferred under Gentiva's Stock & Deferred Compensation Plan for Non-Employee Directors: Mr. Ganzi - 5,124; Mr. Grabowski 5,124; Mr. Olsten - 5,124; and Mr. Troubh - 5,124.
(5) In addition to shares referred to in footnotes (2) and (4), Mr. Grabowski's holdings include 1,425 shares owned directly and 1,360,157 shares beneficially owned by his wife, Cheryl Olsten, as to which shares he disclaims beneficial ownership. See footnote (8).
(6) In addition to shares referred to in footnotes (2) and (4), Mr. Olsten's holdings include 845,813 shares owned directly and 300 shares owned by his wife, as to which shares he disclaims beneficial ownership. Mr. Olsten has shared voting and investment power as a trustee with respect to 630,709 shares owned by a trust for his and his sister's benefit. He has shared voting and investment power as a trustee with respect to 11,250 shares owned by a trust for the benefit of his son, 22,500 shares owned by two trusts for the benefit of his niece and nephew and 20,901 shares owned by a trust for the benefit of his descendants, as to which shares he disclaims beneficial ownership. His holdings further include 330 shares held in a custodial account for his daughter, as to which shares he disclaims beneficial ownership.
(7) In addition to shares referred to in footnotes (2) and (4), Mr. Troubh's holdings include 56,149 shares owned directly and 69,748 shares owned by a limited partnership.
(8) Ms. Olsten owns directly 674,797 shares and has shared voting and investment power as a trustee with respect to 630,709 shares owned by a trust for her and her brother's benefit. Ms. Olsten has shared voting and investment power as a trustee with respect to 22,500 shares owned by two trusts for the benefit of her two children, 11,250 shares held by a trust for the benefit of her nephew and 20,901 shares owned by a trust for the benefit of her descendants, as to which shares she disclaims beneficial ownership. Ms. Olsten's holdings also include 11,549 shares beneficially owned by her husband, Mr. Grabowski, as to which shares she disclaims beneficial ownership.
(9) Based on a Schedule 13G (Amendment No. 1) dated January 28, 2002 and filed with the Securities and Exchange Commission, Steinberg Priest Capital Management Company, Inc. held sole voting power as to 780,423 of such shares and sole dispositive power as to 1,671,873 of such shares.
(10) Includes 2,775,487 shares owned by executive officers and directors, 685,201 shares that may be acquired upon exercise of presently exercisable stock options and 20,496 shares representing shares deferred as share units.

EXECUTIVE COMPENSATION

      The Company began operating as an independent publicly traded company following its Split-Off from Olsten on March 15, 2000. The information shown below reflects the annual and long-term compensation, from all sources, of the chief executive officer of the Company and the other four most highly compensated executive officers of the Company at December 30, 2001 (the "Named Officers") for services rendered in all capacities to the Company and its subsidiaries during fiscal 2001 and 2000.

                                     SUMMARY COMPENSATION TABLE


                                                                                       LONG TERM
                                                      ANNUAL COMPENSATION             COMPENSATION
                                              -----------------------------------    -------------
                                                                                         AWARDS
                                                                         OTHER        -----------
                                                                         ANNUAL        SECURITIES      ALL OTHER
                                                                      COMPENSATION     UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR(1)   SALARY ($)    BONUS ($)    ($)(2)        OPTIONS (#)      ($)(3)
---------------------------         -------   ----------    ---------  -----------    ------------   ------------

Edward A. Blechschmidt  . . . . .    2001     $600,000      $700,000     $7,707          60,000       $  906,445
  President,                         2000      458,654       650,000      7,777          90,000        3,758,078
  Chief Executive Officer and
  Chairman of the Board(4)

John J. Collura . . . . . . . . .    2001      340,000       200,000      6,015          40,000           70,531
  Executive Vice President,          2000      330,791       140,000      4,693          65,000           86,447
  Chief Financial Officer
  and Treasurer

Robert J. Nixon . . . . . . . . .    2001      380,000       165,000      4,115          40,000           37,679
  Executive Vice President           2000      379,038       150,000      2,973          65,000           30,469

Ronald A. Malone  . . . . . . . .    2001      375,000       180,000      3,099          40,000           38,551
  Executive Vice President(5)        2000      284,519       200,000      3,162          65,000           26,919

E. Rodney Hornbake  . . . . . . .    2001      275,000        60,000      1,433          15,000           11,472
  Senior Vice President and          2000      273,791        65,000      1,461          20,000           14,155
  Chief Medical Officer

--------------
(1)   Gentiva was not a reporting company prior to March 15, 2000.
(2)   Gross-up of taxable portion of fringe benefit.
(3) Represents profit sharing and matching contributions by Gentiva for the Named Officers pursuant to Gentiva's Nonqualified Retirement and Savings Plan for fiscal 2001 and for the period March 15, 2000 through December 31, 2000. In addition, for fiscal 2000 for Messrs. Collura and Nixon includes matching contributions made to Olsten Corporation's Nonqualified Retirement and Savings Plan in the amounts of $5,241 and $4,565, respectively, for the period January 3, 2000 through March 14, 2000. For fiscal 2001, also includes for Mr. Blechschmidt a one-time payment of $815,253 for excise taxes imposed by reason of the receipt of amounts payable under his separation, consulting and non-competition agreement with Olsten and its parent company, Adecco SA, and $3,939 of above-market interest earned on deferred compensation and for Mr. Collura payment by Gentiva of $34,891 for relocation expenses. For fiscal 2000, also includes for Mr. Blechschmidt a one-time payment of $3,700,000 from Gentiva's now terminated Supplemental Executive Retirement Plan and $625 of above-market interest earned on deferred compensation and for Mr. Collura payment by Gentiva of $58,140 for relocation expenses.
(4) For fiscal 2000, Mr. Blechschmidt's salary shown is for the period March 15, 2000 through December 31, 2000. In addition, for the period January 3, 2000 through March 14, 2000, (i) Mr. Blechschmidt was paid $236,538 in salary and for unused vacation by Olsten Corporation for services performed by Mr. Blechschmidt for Olsten Corporation and its subsidiaries, including the Company, and (ii) $7,096 in matching contributions were made to Olsten Corporation's Nonqualified Retirement and Savings Plan for Mr. Blechschmidt. Other payments to Mr. Blechschmidt made by Olsten Corporation and Adecco SA in connection with the Split-Off are not reflected in the Summary Compensation Table.
(5) For fiscal 2000, Mr. Malone's salary shown is for the period March 15, 2000 through December 31, 2000.


STOCK OPTIONS

                                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS
                                   -----------------------------------------------------
                                                                                           POTENTIAL REALIZABLE
                                                     PERCENT                                 VALUE AT ASSUMED
                                    NUMBER OF        OF TOTAL                             ANNUAL RATES OF STOCK
                                    SECURITIES       OPTIONS                              PRICE APPRECIATION FOR
                                    UNDERLYING      GRANTED TO     EXERCISE                    OPTION TERM(1)
                                      OPTIONS      EMPLOYEES IN     PRICE     EXPIRATION -----------------------
        NAME                       GRANTED (#)(2)   FISCAL YEAR     ($/SH)       DATE      5% ($)     10% ($)
        ----                       --------------   -----------    --------   ---------- ----------  -----------
Edward A. Blechschmidt . . . . . .     60,000          6.5%        $13.1875     1/2/11    $497,616   $1,261,014
John J. Collura. . . . . . . . . .     40,000          4.3          13.1875     1/2/11     331,744      840,676
Robert J. Nixon. . . . . . . . . .     40,000          4.3          13.1875     1/2/11     331,744      840,676
Ronald A. Malone . . . . . . . . .     40,000          4.3          13.1875     1/2/11     331,744      840,676
E. Rodney Hornbake . . . . . . . .     15,000          1.6          13.1875     1/2/11     124,404      315,254

-------------
(1) The dollar amounts under the indicated columns are the result of calculation at the 5% and 10% rates set forth by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of Gentiva's stock price.

(2) The options were granted at an exercise price equal to the fair market value of Gentiva's Common Stock on the date of the grant. The options have a ten-year term and become exercisable over a three-year period in increments of 331/3% per year beginning with the first anniversary of the date of the grant. The vesting of all outstanding options of the Company will accelerate upon the closing of the sale of the Company's specialty pharmaceutical services business.


              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                               SHARES                    OPTIONS AT FISCAL YEAR END(#)      AT FISCAL YEAR END ($)
                            ACQUIRED ON       VALUE      -----------------------------   --------------------------
        NAME                EXERCISE (#)   REALIZED ($)  EXERCISABLE     UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
        ----                ------------   ------------  -----------     -------------   -----------  --------------
Edward A. Blechschmidt. . .   417,609       $7,258,988      339,464           120,000     $6,293,544    $1,505,625
John J. Collura . . . . . .   115,148        1,964,707            0            83,332              0     1,057,999
Robert J. Nixon . . . . . .   231,016        3,369,169       36,816            83,332        462,148     1,057,999
Ronald A. Malone. . . . . .    17,598          276,947        4,070            83,332         65,629     1,057,999
E. Rodney Hornbake. . . . .     6,668           80,891            0            28,332              0       349,249

EMPLOYMENT AGREEMENTS, CHANGE IN CONTROL AGREEMENTS AND SEVERANCE AGREEMENTS

     On March 14, 2000, the Company entered into an employment agreement with Mr. Blechschmidt, its president, chief executive officer and chairman of the board of directors. The agreement became effective on March 15, 2000 and will be in effect for a period of three years from such date. During the term of the agreement, Mr. Blechschmidt will receive (i) a base salary of $600,000 per year and (ii) an annual bonus, based on the achievement of target levels of performance, with target bonus equal to 80 percent of his base salary and the maximum bonus equal to 120 percent of his salary. However, Mr. Blechschmidt's bonus could not be less than 50 percent of his base salary for 2000. Mr. Blechschmidt will also receive customary benefits, perquisites and reimbursement for expenses.

     The agreement provides that Mr. Blechschmidt's employment will terminate upon death or disability, termination of his employment for cause, termination of his employment without cause or termination by Mr. Blechschmidt of his employment for good reason. In the event his employment is terminated as a result of his death or disability, he or his estate will be entitled to receive his earned salary, vested benefits and accelerated vesting of his accrued pension benefits. He will not be entitled to severance benefits. In the event the agreement is terminated for cause by the Company he will be entitled to receive earned salary and vested benefits and will not be entitled to severance benefits. In the event the agreement is terminated for good reason by Mr. Blechschmidt or without cause by the Company he will be entitled to earned salary, vested benefits, severance benefits and accelerated vesting of his accrued pension benefits and continued medical benefits for up to two years. Severance benefits are deemed equal to two times Mr. Blechschmidt's base salary, so long as Mr. Blechschmidt does not receive any amounts under his change in control agreement described below.

     The employment agreement also restricts Mr. Blechschmidt's ability to engage in any of the Company's business lines in the United States and Canada for the term of the agreement and during the nine months after termination of his employment, other than termination without cause and termination for good reason. It also contains confidentiality provisions and provisions for non-solicitation of the Company's employees.

     On or prior to the date of the sale of the Company's specialty pharmaceutical services ("SPS") business, the Company will enter into an employment agreement with Ronald A. Malone, who will be the Company's new chief executive officer and chairman of the board of directors. His agreement will become effective on the closing date of the sale of the SPS business and will be in effect for a period of three years from the closing date. During the term of the agreement, Mr. Malone will receive: (1) a base salary of $400,000 per year, and (2) an annual bonus, based on the achievement of target levels of performance, with target bonus equal to 80 percent of his base salary and the maximum bonus equal to 140 percent of his salary. However, Mr. Malone's bonus will not be less than 50 percent of his target bonus for 2002. Mr. Malone will also receive customary benefits, perquisites and reimbursement for expenses. The terms of Mr. Malone's employment agreement will be similar to the terms described in the two immediately preceding paragraphs in respect of Mr. Blechschmidt's employment agreement.

     Mr. Blechschmidt has also entered into a change in control agreement with the Company, similar to the terms described below. Mr. Malone will enter into a new change of control agreement (to replace his current change of control agreement), similar to the terms described below, except that Mr. Malone's new change in control agreement will commence on the closing date of the sale of the SPS business.

     The following Named Officers of the Company are parties to change in control agreements in connection with their employment with the Company: Edward
A. Blechschmidt, John J. Collura, Ronald A. Malone and Robert J. Nixon. These agreements have a term of three years, commencing on March 15, 2000. They generally provide benefits in the event (i) the employee's employment is terminated by the Company and the termination is not for cause or is by the employee for good reason (as specified in the agreement) or (ii) the termination is within three years after a change in control of the Company. In addition, these executive officers will receive the benefit of their agreements if they are terminated by the Company without cause up to a year before a change in control, if their terminations arise in connection with the change in control.

     The benefits conferred under these agreements generally will include a cash payment equal to two times the employee's base salary and target bonus; continued benefits for the two years following the termination or until such earlier date that the employee obtains comparable benefits from another employer; immediate vesting of any stock options held by the employee (those options would remain exercisable for one year following the termination, but not beyond the original full term); and full vesting of retirement and deferred compensation benefits. Under certain circumstances the benefits could be reduced in order to avoid the incurrence of excise taxes by the employees.

     Under the agreements, a change in control is defined to include the following events: a person or group (with certain exceptions for the Olsten family) beneficially owns at least 25 percent or more of the voting stock; either the directors (and their approved successors) cease to constitute a majority of the board of directors or a majority of the persons nominated by the board of directors for election fails to be elected; a merger of the Company if the stockholders do not own a majority of the stock of the surviving company or if the members of the board of directors do not constitute a majority of the directors of the surviving company's board; if the Company is liquidated; or if all or substantially all of the assets are sold.

     In addition, the change in control agreements provide that if an employee substantially prevails in a dispute with the Company relating to his or her agreement, the Company will pay that employee's attorney's fees which result from the suit. The employees who have these agreements are not required to seek other employment or otherwise mitigate any damages they are caused as a result of a change in control, but they are required to keep the Company's confidential information private.

     Upon the closing of the sale of the Company's SPS business or shortly thereafter, the following Named Officers will no longer be employed by the Company and their change in control agreements will be triggered: Edward A. Blechschmidt, John J. Collura and Robert J. Nixon.

     The Named Officers (with the exception of Mr. Blechschmidt, who is party to an employment agreement) are parties to severance agreements in connection with their employment with the Company. These severance agreements generally provide that, in the event the officer is terminated other than for cause or has his/her base salary reduced in a situation that is not part of a general salary reduction, the officer has the right to receive payments for periods ranging from twelve to eighteen months in an amount based on that officer's base salary at the time of termination. Additionally, the severance agreements provide that the Company will provide these officers with health benefits based on their benefit levels at the time of termination for the same period or until they obtain similar health benefits elsewhere.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     COMPENSATION PHILOSOPHY

     The Company's executive compensation philosophy is to align the interests of the Company's shareholders and its executive officers, while also promoting teamwork among those executives. The Board of Directors and the Human Resources and Compensation Committee, which administers the Company's executive compensation programs, have implemented this philosophy through a compensation program which combines three components: base salary, bonuses and stock options.

     BASE SALARY

     The base salaries of executive officers are determined by several factors, including comparisons with industry levels. In addition, salary determinations were made in conjunction with other compensation components discussed herein, to focus attention on Company goals.

     BONUSES

     The Human Resources and Compensation Committee's policy is to provide a portion of officers' compensation through performance-based and discretionary annual bonuses as incentives to achieve the Company's financial and operational goals and increase shareholder value. The Company's bonus arrangements for its executive officers are intended to make a major portion of each executive officer's compensation dependent on the Company's overall performance. Such bonuses are also intended to link executive compensation to shareholder value and to encourage the executives to act as a team. Bonuses are also intended to recognize the executive's individual contributions to the Company.

     STOCK OPTIONS

     The Company's 1999 Stock Incentive Plan is used as a means to attract, retain and motivate selected employees of the Company. The 1999 Stock Incentive Plan provides for the grant to eligible employees of incentive stock options and non-qualified stock options.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Blechschmidt's base salary is set at $600,000 per annum under the terms of his employment agreement with the Company.

     In determining Mr. Blechschmidt's bonus for fiscal year 2001, the Human Resources and Compensation Committee concluded that the Company had performed well under his leadership, either meeting or making significant progress with respect to its goals and objectives. In recognition of strong individual and Company performance in fiscal year 2001 and consistent with its compensation philosophy, the Human Resources and Compensation Committee awarded Mr. Blechschmidt a bonus of $700,000.

     The Human Resources and Compensation Committee granted 60,000 stock options to Mr. Blechschmidt in fiscal year 2001 as long-term incentives, vesting over three years. In determining the number of options granted, the Human Resources and Compensation Committee considered the value of long-term incentives provided by other comparable companies, as reported in surveys. The Human Resources and Compensation Committee also considered Mr. Blechschmidt's total compensation, as well as his past and expected future contributions to the Company's achievement of its long-term performance goals.

Human Resources and Compensation Committee:
Josh S. Weston, CHAIRMAN
Stuart R. Levine
Raymond S. Troubh

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return on the Company's Common Stock against the cumulative total return of the Nasdaq Market Index and a peer issuer group selected by the Company (the "Peer Group Index") for the period commencing on March 16, 2000 (when the Company's Common Stock was first quoted on Nasdaq) and ending December 30, 2001.

     The Peer Group Index is comprised of the following publicly traded companies: Accredo Health, Incorporated; Apria Healthcare Group Inc.; Caremark RX, Inc.; Matria Healthcare, Inc.; and Option Care, Inc.

     The line graph assumes that $100 was invested on March 16, 2000 in each of the Company's Common Stock, the Nasdaq Market index and the Peer Group Index and that all dividends (if any) were reinvested. Media General Financial Services furnished the data for the graph.



                              [PERFORMANCE GRAPH]


--------------------------------------------------------------------------------
                                   3/16/2000       12/31/00      12/30/01
--------------------------------------------------------------------------------
GENTIVA HEALTH SERVICES, INC.       $100.00         $222.92       $366.67
--------------------------------------------------------------------------------
NASDAQ MARKET INDEX                  100.00           53.34         42.52
--------------------------------------------------------------------------------
PEER GROUP INDEX                     100.00          212.92        243.41
--------------------------------------------------------------------------------

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GENTIVA OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF A SUBSIDIARY TRUST

     On March 15, 2000 certain of the Company's directors and officers, members of the Olsten family and some other investors, purchased approximately $20 million of 10% convertible trust preferred securities issued by a trust ("Trust"), of which the Company owned all the common equity. The investments were in the following aggregate amounts: Miriam Olsten, $7.35 million; Mr. Blechschmidt, $1.25 million; Stuart Olsten and Cheryl Olsten, $1 million each; Mr. Troubh $650,000; Messrs. Ganzi and Weston, $600,000 each; Mr. Levine $250,000; Messrs. Malone and Nixon, $100,000 each; Mr. Collura and Dr. Hornbake, $50,000 each; Messrs. Christmas, Perry and Silver and Ms. Ma, $25,000 each; other current and former personnel, an aggregate of $350,000; and other investors, an aggregate of $6.55 million. The convertible trust preferred securities were offered in a private placement exempt from the registration requirements of the Securities Act of 1933. The convertible trust preferred securities were convertible into the Company's Common Stock at a conversion price of $9.319219. The Company made a $618,600 investment in the Trust to acquire its common securities. The Company issued $20,618,600 of convertible subordinated debentures to the Trust on the same terms, including, but not limited to, maturity, interest, conversion and redemption price, as the 10% convertible trust preferred securities in exchange for $20,618,600.

     In August 2001 the Company called for redemption all of its outstanding 10% convertible trust preferred securities at a redemption price of 108 percent of their original principal amount. In accordance with the terms of the trust agreement and other related documents, holders were permitted to convert prior to the date called for redemption. All of the convertible trust preferred securities were converted, and none were redeemed. Following conversion of the 10% convertible trust preferred securities held by them, the above-named individuals received whole shares of the Company's Common Stock as follows:
Miriam Olsten, 788,692; Mr. Blechschmidt, 134,131; Stuart Olsten and Cheryl Olsten, 107,305 each; Mr. Troubh, 69,748; Messrs. Ganzi and Weston, 64,383 each; Mr. Levine, 26,826; Messrs. Malone and Nixon, 10,730; Mr. Collura and Dr. Hornbake, 5,365 each; and Messrs. Christmas, Perry and Silver and Ms. Ma, 2,682 each.

INCORRECTLY IDENTIFIED INCENTIVE STOCK OPTIONS

     The exercise by Messrs. Blechschmidt, Collura and Nixon of stock options in 2001 which were incorrectly identified by the Company as incentive stock options (instead of as nonqualified stock options) resulted in an acceleration of income tax liability to such individuals and the acceleration of related income tax deductions by the Company. The Company, after consultation with counsel, has agreed to reimburse such individuals, on an after tax basis, for certain costs attributable to the acceleration of their tax liabilities as follows: Mr. Blechschmidt ($173,721), Mr. Collura ($11,355) and Mr. Nixon ($3,472). The Company has also agreed to reimburse each of them for any penalties resulting from the failure to pay estimated taxes on a timely basis due to such acceleration.

                                   PROPOSAL 2

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants of the Company for the 2002 fiscal year, subject to ratification and approval by the shareholders. PricewaterhouseCoopers LLP has audited the books and records of the Company since the Company's incorporation in 1999.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will have the opportunity to make a statement and to respond to appropriate questions posed by shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

     AUDIT FEES

     Fees billed or expected to be billed to the Company by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the year ended December 30, 2001 and for reviews of those financial statements included in the Company's quarterly reports on Form 10-Q for such year, total $469,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed or expected to be billed to the Company by PricewaterhouseCoopers LLP for financial information systems design and implementation services provided during the Company's 2001 fiscal year.

     ALL OTHER FEES

     Fees billed or expected to be billed to the Company by PricewaterhouseCoopers LLP for services provided during the Company's 2001 fiscal year for all services rendered to the Company, other than audit services and financial information systems design and implementation services, total $676,000, which includes $280,000 for tax and audit services related to the sale of the specialty pharmaceutical services business, $207,000 for tax planning and compliance services, $165,000 for reviews required by the Company's corporate integrity agreements and $24,000 for miscellaneous accounting services.

     GENERAL

     The Audit Committee of the Board of Directors has considered whether the provision of services by PricewaterhouseCoopers LLP covered by "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining independence with PricewaterhouseCoopers LLP.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Company's Board of Directors is currently comprised of three directors, none of whom is an officer or employee of the Company.

     All members are "independent" under rules adopted by the National Association of Securities Dealers. The Board of Directors has adopted a written charter for the Audit Committee, and in accordance with its written charter the Audit Committee assists the Board in fulfilling its responsibility for monitoring the integrity of the accounting, auditing and financial reporting practices and compliance of the Company. In addition, for each fiscal year the Audit Committee selects independent public accountants to audit the financial statements of the Company and its subsidiaries, subject to approval of the Board of Directors and the Company's shareholders.

     The Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1, describing all relationships between the auditors and the Company that might bear on the auditors' independence, and has discussed this information with PricewaterhouseCoopers LLP. The Audit Committee has also discussed with management and with PricewaterhouseCoopers LLP the quality and adequacy of the Company's accounting principles, including internal controls and the internal audit and compliance functions, organization, responsibilities, budget and staffing. The Audit Committee has also reviewed with both PricewaterhouseCoopers LLP and the Company's internal auditors and the Company's chief compliance officer their audit and compliance plans, scope and identification of audit risks.

     The discussions with PricewaterhouseCoopers LLP also included the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

     The Audit Committee has reviewed the audited financial statements of the Company and its consolidated subsidiaries as of and for the fiscal year ended December 30, 2001 and has discussed the audited financial statements with management and with PricewaterhouseCoopers LLP. Based on all of the foregoing reviews and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 30, 2001 be included in the Company's Annual Report on Form 10-K for such fiscal year filed with the Securities and Exchange Commission.

Audit Committee:
Victor F. Ganzi, CHAIRMAN
Raymond S. Troubh
Gail Wilensky

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder require the Company's directors and officers and persons who beneficially own more than ten percent of its outstanding Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company and to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of reports furnished to the Company and upon representations made, the Company believes that during the fiscal year ended December 30, 2001, all persons subject to the Section 16(a) filing requirements filed the required reports on a timely basis, except that Steven E. Grabowski, a director of the Company, filed two late reports, one in December 2001 covering a transaction in September 2001 and the other in January 2002 covering a transaction in August 2001.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Proposals of shareholders intended for inclusion in the Company's proxy statement and form of proxy for its 2003 Annual Meeting must be received in writing by January 31, 2003 at the Office of Secretary at the Company's principal executive offices located at 3 Huntington Quadrangle 2S, Melville, New York 11747-8943. In addition, notice of any proposal that a shareholder desires to propose for consideration at the 2003 Annual Meeting must, to satisfy requirements under the Company's By-Laws, be received in writing by the Company at the above address on or after February 28, 2003 and on or before March 30, 2003.

                                  OTHER MATTERS

     A COPY OF THE ANNUAL REPORT ON FORM 10-K, AS AMENDED, FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS LAST FISCAL YEAR IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST TO PATRICIA C. MA, SECRETARY, GENTIVA HEALTH SERVICES, INC., 3 HUNTINGTON QUADRANGLE 2S, MELVILLE NEW YORK 11747-8943.

     Gentiva will pay the cost of soliciting proxies in the accompanying form. The Company does not expect to pay any fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by directors, officers and other employees of the Company.

     The Board of Directors knows of no other matters that may come before the meeting. If any other matters should be brought before the meeting for action, it is the intention of the persons named in the proxy to vote in accordance with their discretion pursuant to authority conferred by the proxy.

                                           By Order of the Board of Directors


                                           /s/ Patricia C. Ma
                                           ----------------------------------
                                           Patricia C. Ma
                                           SENIOR VICE PRESIDENT,
                                           GENERAL COUNSEL AND SECRETARY


Dated: May 31, 2002
Melville, New York


                                              GENTIVA HEALTH SERVICES, INC.
                                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                FOR THE ANNUAL MEETING OF SHAREHOLDERS, JUNE 28, 2002
P
      The undersigned hereby appoints Ronald A. Malone, John R. Potapchuk and Patricia C. Ma, and each of them, as proxies, with full power of substitution, to represent and to vote, as designated herein, all shares
R     of Common Stock of Gentiva Health Services, Inc. (the "Company"), at its Annual Meeting of Shareholders to
      be held at the Fleet Auditorium, 300 Broad Hollow Road, Melville, New York on Friday, June 28, 2002 at 9:30
      a.m., and at all adjournments thereof, which the undersigned could vote, if present, in such manner as the
O     proxies may determine on any matters which may properly come before the meeting and to vote on the following as specified below:

X     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:                 (Change of Address)

      1. ELECTION OF DIRECTORS for a term to expire in 2005
Y        Nominees: 01. Edward A. Blechschmidt; 02. Ronald A.            ------------------------------------------
         Malone; and 03. Raymond S. Troubh.
                                                                        ------------------------------------------
      2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC
         ACCOUNTANTS: Ratification of Appointment of                    ------------------------------------------
         PricewaterhouseCoopers LLP as independent public
         accountants of the Company.                                    ------------------------------------------
                                                                        (If you have written in the above space,
      You are encouraged to specify your choices by marking             please mark the corresponding box on the
      the appropriate boxes on the reverse side but you need            reverse side of this card)
      not mark any boxes if you wish to vote in accordance
      with the Board of Directors' recommendation.

      THIS PROXY, WHEN PROPERLY EXECUTED ON THE REVERSE SIDE OF THIS CARD, WILL BE VOTED IN THE      -----------
      MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL     SEE REVERSE
      NOMINEES AND FOR THE RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. THE           SIDE
      PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY           -----------
      PROPERLY COME BEFORE THE MEETING.

--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o



      As part of Gentiva Health Services, Inc.'s ongoing efforts to reduce expenses, we are asking our shareholders to authorize us to send only one copy of shareholder publications to their household. If you are receiving multiple copies of shareholder reports at your address and wish to eliminate them for the account shown on the attached Proxy Card, please mark the appropriate box. You will continue to receive your proxy mailings for shares held in this account.

      We urge you to vote your shares. Thank you very much for your cooperation and continued loyalty as a Gentiva Health Services, Inc. shareholder.


      PLEASE MARK YOUR
  [X] VOTES AS IN THIS
      EXAMPLE.


                            FOR ALL
                            EXCEPT
                   FOR     NOMINEE(S)   WITHHELD
                   ALL   WRITTEN BELOW    ALL                                           FOR      AGAINST   ABSTAIN
  1. Election of   [ ]        [ ]         [ ]      2. Ratification of appointment of    [ ]        [ ]       [ ]
     Directors                                        PricewaterhouseCoopers
                                                      LLP as independent public
                                                      accountants

  FOR, except vote withheld from the
  following nominee(s):

  -----------------------------------


                   Change of Address on Reverse Side                    [ ]


                   Will Attend Annual Meeting                           [ ]


                   Discontinue Mailing
                   Publications to this Account                         [ ]


                   The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

            Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Only authorized officers should sign for corporations. PLEASE SIGN AND DATE HERE AND RETURN
            PROMPTLY.

            -------------------------------------------------------------------

            -------------------------------------------------------------------
            SIGNATURE(S)                                          DATE

-------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o



                          GENTIVA HEALTH SERVICES, INC.

      THE GENTIVA VISION

      o     Gentiva Health Services will be a leader in home health services.

      o We will consistently exceed our customers' expectations for efficient, reliable, high-quality services.

      o Our goal is to set the industry standards for quality care, service delivery and personal devotion to clients.

      OUR MISSION

      o Gentiva Health Services is dedicated to improving the health status of patients and their families while creating value for our customers and shareholders.

      OUR VALUES

      o We respect our associates. We conduct business as responsible corporate citizens with the highest ethical behavior. We value trust, responsiveness, innovation and teamwork in everything we do.

            IMPORTANT: PLEASE VOTE, DATE AND SIGN YOUR PROXY CARD AND
                       RETURN IT IN THE ENVELOPE PROVIDED.

                              THANK YOU FOR VOTING.
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